Exhibit (j)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement of Schwab Investments on Form N-1A of our report dated December 16, 2009, relating to the financial statements and financial highlights which appears in the October 31, 2009 Annual Report to Shareholders of Schwab 1000 Index Fund (one of the funds constituting Schwab Investments), which is also incorporated by reference into the Registration Statement. We also consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 16, 2009, relating to the full portfolio holdings of Schwab 1000 Index Fund as of October 31, 2009 which appears in Item 6 of Form N-CSR and is also incorporated by reference into this Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.
PricewaterhouseCoopers LLP
San Francisco, California
February 26, 2010